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                                                      EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18430, 33-18692, 33-18693 and 33-28019) and in the
Registration Statement (Form S-3 No. 333-34051) of Golden Books Family Entertainment, Inc. and Subsidiaries of our report dated March 24, 1998, with respect to the consolidated financial statements and schedules of Golden Books Family Entertainment, Inc. included in this Annual Report (Form 10-K) for the year ended December 27, 1997.

                                               ERNST & YOUNG LLP


New York, New York
March 24, 1998